Exhibit 99.1

Pfizer Contacts:

Joan Campion (media)
(212) 733-2798
Joan.Campion@Pfizer.com

Suzanne Harnett (investors)
(212) 733-8009
Suzanne.Harnett@Pfizer.com

Medivation Contacts:

Patrick Machado
(415) 829-4101
patrick.machado@medivation.com

Daryl Messinger
(415) 999-2361
dmessinger@wcpglobal.com

PFIZER AND MEDIVATION ENTER INTO GLOBAL AGREEMENT TO CO-

DEVELOP AND MARKET DIMEBON FOR THE TREATMENT OF ALZHEIMER’S

AND HUNTINGTON’S DISEASES

— Medivation to Host Conference Call/Webcast Today at 8:30 a.m. Eastern Time —

NEW YORK, NY and SAN FRANCISCO, CA, September 3 – Pfizer Inc. (NYSE: PFE) and Medivation, Inc. (NASDAQ: MDVN) announced today that they have entered into an agreement to develop and commercialize Dimebon, Medivation’s investigational drug for treatment of Alzheimer’s disease and Huntington’s disease. Dimebon currently is being evaluated in an international, confirmatory Phase III trial in patients with mild-to-moderate Alzheimer’s disease (www.connectionstudy.com).

Under the terms of the agreement, Medivation will receive an up-front cash payment of $225 million. Medivation also is eligible to receive payments of up to $500 million upon the attainment of development and regulatory milestones plus additional undisclosed commercial milestone payments. Medivation and Pfizer will collaborate on the Phase III program in

Alzheimer’s disease, Huntington’s disease development and regulatory filings in the United States. The companies will share all U.S. development and commercialization expenses along with U.S. profits/losses on a 60 percent/40 percent basis, with Pfizer assuming the larger share of both expenses and profit/losses. In addition, Medivation will co-promote Dimebon to specialty physicians in the U.S.

Pfizer will have responsibility for development, regulatory and commercialization outside the U.S. and will pay Medivation tiered royalties on commercial sales outside of the U.S. The agreement is subject to approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. J.P. Morgan served as financial advisor, and Cooley Godward Kronish LLP served as legal advisor, to Medivation on this transaction.

Alzheimer’s disease leads to the death of brain cells and the loss of nerve connections in areas of the brain that govern memory, thinking and behavior. Alzheimer’s disease gradually destroys a person’s memory and ability to learn, reason, make judgments, communicate and carry-out daily activities. No currently marketed Alzheimer’s disease drug appears to stop brain cell death and prevent or restore lost nerve connections.

Dimebon is an orally-available, small molecule that has been shown to inhibit brain cell death in preclinical models relevant to Alzheimer’s disease and Huntington’s disease, making it a potential treatment for these and other neurodegenerative conditions. Based on preclinical data generated to date, Dimebon appears to improve the function of mitochondria, the energy generators in cells that play a vital role in governing brain cell health, growth and overall function. Dimebon also has been shown to stimulate the outgrowth of nerves from brain cells, or neurites, a process that is believed to play an important role in restoring or generating new brain cell connections.

“With more than 18 million people worldwide suffering from the debilitating and ultimately fatal effects of Alzheimer’s disease, Pfizer has made this devastating illness one of our highest priorities,” said Dr. Martin Mackay, president, Pfizer Global Research and Development. “We are working to develop new medicines that improve memory and halt or significantly slow the disease’s progression. We look forward to collaborating with Medivation to bring Dimebon to patients as rapidly as possible.”

“After a rigorous process that garnered substantial interest, we believe that Pfizer is the ideal partner, sharing our vision for Dimebon and capable of maximizing its potential globally,” said Dr. David Hung, president and chief executive officer of Medivation. “As one of the leaders in Alzheimer’s disease, Pfizer is an optimal partner because of its extensive experience developing new medicines; its marketing and commercialization track record; and, its significant global capability to effectively reach primary care physicians, who today prescribe the vast majority of Alzheimer’s disease medications in the U.S.”

About Dimebon’s Clinical Program

Results from the first pivotal trial of Dimebon in Alzheimer’s disease showed that patients treated with Dimebon experienced statistically significant improvements compared to placebo in key aspects of the disease — memory and thinking, activities of daily living, behavior and overall function. Dimebon’s benefit over placebo continued to increase throughout the 12-month treatment period. At the end of 12 months, Dimebon-treated patients were on average functioning as well or better than they had been at the start of the study on each of 5 clinical endpoints. These results were published in the July 19, 2008 issue of The Lancet, and are noteworthy as untreated Alzheimer’s patients progressively deteriorate over time in these areas.

On July 7, 2008, Medivation announced positive safety and efficacy results from its Phase 2 trial of Dimebon in Huntington’s disease, which was conducted in collaboration with the Huntington Study Group. Dimebon appeared to be well tolerated and showed statistically significant benefit versus placebo in cognition as measured by the Mini-Mental State Examination, a secondary endpoint in the study.

Conference Call Information

Medivation will hold a conference call today at 8:30 a.m. Eastern Time (5:30 a.m. Pacific Time) to discuss this announcement. To participate in the conference call, please dial 877-681-3375 for domestic callers and 1-719-325-4933 for international callers. In addition, this call is being Webcast and can be accessed at Medivation’s website at www.medivation.com.

About Pfizer Inc.

Founded in 1849, Pfizer is the world’s largest research-based pharmaceutical company. Pfizer is taking new approaches to advancing better health as it discovers, develops, manufactures and delivers quality, safe and effective prescription medicines to treat and help prevent disease for both people and animals. Pfizer also partners with healthcare providers, governments and local communities around the world to expand access to medicines and to provide better quality health care and health system support. For more information visit www.pfizer.com.

About Medivation

Medivation, Inc. is a biopharmaceutical company focused on the rapid development of novel small molecule drugs to treat serious diseases for which there are limited treatment options. Medivation aims to transform the treatment of these diseases and offer hope to critically ill patients and their caregivers. The Company’s current clinical development program includes a pivotal and confirmatory Phase 3 trial of Dimebon in Alzheimer’s disease and a Phase 1-2 clinical trial of MDV3100 in patients with castration-resistant (also known as hormone-refractory) prostate cancer. Medivation recently announced that it plans to continue further development of Dimebon in patients with mild-to-moderate Huntington’s disease based on the positive results seen in its Phase 2 trial. For more information, please visit us at http://www.medivation.com.

Forward Looking Statements

Pfizer Forward Looking Statements: The information contained in this release is as of September 3, 2008. Pfizer assumes no obligation to update any forward-looking statements contained in this release as the result of new information or future events or developments.

This release contains forward-looking information about an agreement between Pfizer and Medivation to develop and commercialize a product candidate, Dimebon, including its potential benefits, that involves substantial risks and uncertainties. Such risks and uncertainties include, among other things, the satisfaction of conditions to closing the agreement; the uncertainties inherent in research and development; decisions by regulatory authorities regarding whether and when to approve any drug applications that may be filed for Dimebon as well as their decisions regarding labeling and other matters that could affect its availability or commercial potential; and competitive developments.

A further description of risks and uncertainties can be found in Pfizer’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and in its reports on Form 10-Q and Form 8-K.

Medivation Forward Looking Statements: This press release contains forward-looking statements, including statements regarding future clinical development plans and milestones, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause Medivation’s actual results to differ significantly from those projected, including, without limitation, risks related to progress, timing and results of Medivation’s clinical trials, difficulties or delays in obtaining regulatory approval, enrollment of patients in Medivation’s clinical trials, partnering of Medivation’s product candidates, manufacturing of Medivation’s product candidates, competition with Medivation’s product candidates should they receive marketing approval, the adequacy of Medivation’s financial resources, unanticipated expenditures or liabilities, intellectual property matters, and other risks detailed in Medivation’s filings with the Securities and Exchange Commission, including its quarterly report on Form 10-Q filed August 11, 2008 with the SEC. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this release. Medivation disclaims any obligation or undertaking to update or revise any forward-looking statements contained in this press release.

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